SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 16

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                         $ 2,310
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                           $ 381
       Class C                                           $ 815
       Class R                                            $ 11
       Institutional Class                                 $ 1

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                          0.4696
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                          0.3866
       Class C                                          0.3867
       Class R                                          0.4422
       Institutional Class                              0.4975

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           5,678
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           1,076
       Class C                                           2,383
       Class R                                              37
       Institutional Class                                   1

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $10.60
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $10.61
       Class C                                          $10.61
       Class R                                          $10.61
       Institutional Class                              $10.60